UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1933

Date of Report: April 16, 2020
(Date of earliest event reported)

DUKE MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	333-140177 --------------------------------	98-0503336 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 Grand Boulevard, Unit 206, Miramar Beach, FL 32550
(Address of principal executive offices)

(Address of principal executive offices) (Zip Code)

(949) 290-4914

---------------------------------------------------------------
(Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

Duke Mountain Resources, Inc. (the "Company") will be relying on the Securities and Exchange Commission's Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules There under dated March 4, 2020 (Release No. 34-88318) (the "Order") to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the "Report") due to the circumstances related to COVID-19. In particular, COVID-19 has caused severe disruptions in transportation and the displacement of the Company's personnel and third-party service providers, resulting in limited support from its staff and professional advisors. This has delayed the Company's ability to complete financial statements and audit thereof, which, in turn, has delayed the Company’s ability to prepare the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than May 14, 2020 (which is 45 days from the Report's original filing deadline of March 30, 2020). In light of the current COVID-19 pandemic, the Company will be including the following risk factor in its Report:

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our products, but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duke Mountain Resources, Inc
(Registrant)

Date: April 16, 2020	By: /s/ Steven Smith
Name Setven Smith Title CEO